UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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NATIONWIDE MUTUAL FUNDS
(Name of Registrant as Specified in Its Charter)

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NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

January 31, 2018

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the Nationwide WCM Focused Small Cap Fund (the "Fund"), a series of Nationwide Mutual Funds (the "Trust"). Until recently, the Fund was known as the "Nationwide HighMark Small Cap Core Fund."

Specifically, the Board of Trustees of the Trust approved the selection of WCM Investment Management to serve as the new subadviser to the Fund, following the resignation of HighMark Capital Management, Inc. as the Fund's subadviser on November 13, 2017. The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the "Manager of Managers Order"). The Manager of Managers Order instead requires that this Information Statement be sent to you. The full Information Statement also will be available on the Trust's website at http://www.nationwide.com/mutualfundsshareholdernews until May 15, 2018.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/ Eric E. Miller
Eric E. Miller
Secretary, Nationwide Mutual Funds

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Mutual Funds (the "Trust") is furnishing this Information Statement with respect to the Nationwide WCM Focused Small Cap Fund (the "Fund"), a series of the Trust. All shareholders of record as of the date hereof will receive this Information Statement. This Information Statement will be sent to shareholders on or about February 2, 2018. The Information Statement also is available online at www.nationwide.com/mutualfundsshareholdernews.

The Trust has received an exemptive order (the "Manager of Managers Order") from the U.S. Securities and Exchange Commission (the "SEC"), which permits Nationwide Fund Advisors ("NFA"), the Fund's investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust's Board of Trustees (the "Board"), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders an information statement describing any new subadviser within 90 days of hiring such subadviser. Until recently, the Fund was known as the "Nationwide HighMark Small Cap Core Fund."

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund's daily business affairs, subject to the supervision and direction of the Board. NFA selects the subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund's investment objective. NFA is responsible for the overall monitoring of the Fund's subadviser(s).

Effective November 13, 2017, WCM Investment Management ("WCM") began serving as the subadviser to the Fund, following the resignation of HighMark Capital Management, Inc. ("HighMark"), the Fund's previous subadviser. As a result of this change, the Fund is now subadvised by WCM.

WCM is independent of NFA and discharges its responsibilities subject to the oversight and supervision of NFA and the Board. WCM is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of WCM, located at 281 Brooks Street, Laguna Beach, CA 92651, as the new subadviser to the Fund. The Board approved the appointment of WCM as the subadviser to the Fund on November 8, 2017, and WCM began serving as the Fund's subadviser on November 13, 2017, following the resignation of HighMark. The factors considered by the Board in making its decision to approve WCM as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA's duties to select and supervise the Fund's subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether the subadviser's contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund's investment objective is to seek long-term capital appreciation. Under normal circumstances, the Fund invests at least 80% of its net assets in stocks of small capitalization companies, such as those with market capitalizations within the range of companies included in the Russell 2000 Index (the "Index").

HighMark had served as the Fund's subadviser since September 2013, but recently notified NFA of its decision to leave the mutual fund subadvisory business, effective in November 2017.  As a result, NFA undertook a search for a new subadviser to manage the Fund upon HighMark's resignation.

In evaluating potential subadvisers to replace HighMark, NFA sought a manager that employs a consistent and repeatable bottom-up fundamental investment process, and constructs a portfolio that is more concentrated than the portfolio managed by HighMark (although still diversified for purposes of the Investment Company Act of 1940) and that includes a higher number of stocks that differ from the stocks comprising the Index, with the potential to provide a return in excess of the Index return. To achieve these goals, NFA employed a subadviser selection process that was driven by qualitative, quantitative and risk due diligence processes. For those potential subadvisers that met the foregoing criteria, a number of additional factors were applied, including, but not limited to, firm stability and ownership structure; composition, experience, culture and compensation structure of the portfolio management team; available capacity for the Fund's assets; and the reasonableness of the candidate's fee and its consistency with the Fund's expense structure. NFA also sought a manager who could provide the Fund with strong performance returns over time using a process that could help differentiate the Fund from other small-capitalization mutual funds available in the marketplace. For each potential subadviser, NFA thus also considered whether it already managed a retail mutual fund with a strategy similar to the Fund's and which potentially could prevent the Fund from growing its assets by competing with the Fund for new investments.  Discussions and onsite due diligence visits were then conducted with potential subadvisers to evaluate their investment strategies, management teams and operational capabilities.

WCM Investment Management

Of the potential subadvisers that NFA evaluated, NFA determined that WCM was the most appropriate candidate to subadvise the Fund, considering the results of a detailed due diligence process and the Fund's investment objective and strategies.  NFA found that WCM's strategy demonstrated the potential to outperform the Index over time, employing a fundamental bottom-up stock selection process that results in a highly differentiated and relatively concentrated portfolio of 25 to 40 stocks.  NFA determined WCM's performance returns generally ranked favorably among other small-capitalization stock portfolio managers. NFA considered favorably the fact that WCM focuses on constructing a portfolio of high-quality, discounted stocks through a benchmark-agnostic approach, resulting in a portfolio with relatively low performance correlation with the Index and a relatively high number of positions that differ from the stocks in the Index.

WCM uses an actively managed bottom-up stock selection process for choosing securities across the small-capitalization equity market universe. WCM selects securities using a process that seeks to identify companies that have all three of the following attributes: durable competitive advantages, shareholder-friendly management, and trade at a discount to intrinsic value. The portfolio is constructed using WCM's best ideas that are generated through multiple sources, including scoring methodologies, management discussions, industry knowledge and prior research. WCM's goal is to uncover companies with sustained high return on invested capital, consistent growth in free cash flow and stable to growing market share. WCM assigns the highest portfolio security weights to companies in which WCM has the highest level of conviction. WCM is not constrained by the sector weights in the benchmark.

Jonathon Detter, CFA, Anthony B. Glickhouse, CFA, and Patrick McGee, CFA, are responsible for the day-to-day management of the Fund.

Mr. Detter's primary responsibilities are portfolio management and equity research for WCM's U.S. Focused Micro Cap and Focused Small Cap strategies. Prior to joining WCM in 2016, he was principal at Opus Capital Management, where he also served as a portfolio manager. Prior to joining Opus Capital Management in 2003, he held positions at Valuation Research Corporation and Arthur Anderson LLP, where he performed valuation work for public and private companies.

Mr. Glickhouse's primary responsibilities are portfolio management and equity research for WCM's U.S. Focused Micro Cap and Focused Small Cap strategies. Prior to joining WCM in 2016, he was at Opus Capital Management, where he was a research analyst and a portfolio manager. Prior to joining Opus Capital Management in 2012, he held positions at The Private Client Reserve of U.S. Bank, where he conducted economic/capital market research and detailed asset allocation analysis.

Mr. McGee's primary responsibilities are portfolio management and equity research for WCM's U.S. Focused Micro Cap and Focused Small Cap strategies. Prior to joining WCM in 2016, he was at Opus Capital Management, where he was a research analyst and a portfolio manager. Prior to joining Opus Capital Management in 2011, he held positions as an associate analyst at Avondale Partners LLC and as a senior consultant at Ernst & Young LLP.

Based on the foregoing considerations, NFA recommended to the Board that WCM be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a special meeting held in-person on November 8, 2017, the Board, of which eight of the nine members are not considered to be "interested persons" of the Fund under the Investment Company Act of 1940, as amended (the "1940 Act") ("Independent Trustees"), discussed and unanimously approved the hiring of WCM as the subadviser to the Fund. The Trustees were provided with detailed materials relating to the proposal to appoint WCM in advance of and at the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the proposal. The material factors and conclusions that formed the basis for the Board's approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by WCM as Subadviser. The Trustees considered the information provided by NFA as to WCM, including, among other things, information relating to WCM's investment strategy and process for the Fund. The Trustees considered the experience of the investment personnel of WCM that would be managing the Fund.

Investment Performance. The Trustees considered information concerning the past performance record of WCM in managing an investment strategy comparable to the strategy it would use in managing the Fund's assets.

Fee Level. The Board noted that under the proposed subadvisory fee schedule, NFA would pay a lower subadvisory fee to WCM than the subadvisory fee paid to HighMark and that NFA agreed to reduce the fees paid to it by the Fund in an amount equal to the reduction in the subadvisory fees paid to WCM by NFA.

Profitability. No information was presented to the Board regarding the expected profitability of the subadvisory agreement.

Terms of the Subadvisory Agreement. The Board noted that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with series of the Trust.

Conclusion. Based on these and other considerations, none of which was individually determinative of the outcome, and after discussion and consideration among themselves, and with NFA, Trust counsel, and independent legal counsel, the Trustees, including all of the Independent Trustees, determined that the services to be provided by WCM and the fees to be paid to WCM each appeared on the basis of the information presented to be acceptable, and unanimously approved the subadvisory agreement for a two-year period commencing from the execution of the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with WCM, dated November 13, 2017 (the "Agreement"), was approved by the Board, including the Independent Trustees, on November 8, 2017. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund's shareholders for their approval. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on May 1, 2019, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days' written notice by NFA, the Trust on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days' written notice by WCM. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to WCM (as a percentage of the Fund's average daily net assets) is set forth in the table attached as Exhibit A. The overall advisory fees of the Fund will not increase as a result of a lower subadvisory fee schedule with WCM than the previous subadvisory fee schedule with HighMark.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund's assets to WCM and for overseeing and reviewing the performance of WCM.  WCM is required to manage the Fund's portfolio in accordance with the Fund's investment objectives and policies, subject to the supervision of NFA and the Board.

Brokerage. Under the Agreement, WCM is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers WCM selects and to negotiate commissions to be paid on such transactions. In doing so, WCM is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, WCM and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund's shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

WCM is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of WCM's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify WCM for any liability and expenses which may be sustained by WCM unless they were the result of WCM's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that WCM establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits WCM to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between WCM and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC's Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC's website – http://www.sec.gov – through the EDGAR system.

OTHER INFORMATION ABOUT WCM

WCM is located at 281 Brooks Street, Laguna Beach, CA 92651. The following table sets forth the name and principal occupation of the principal executive officers of WCM. The address of each person listed below is 281 Brooks Street, Laguna Beach, CA 92651.

Name	Title
Paul R. Black	President and Co-Chief Executive Officer
Kurt R. Winrich	Chairman and Co-Chief Executive Officer
James C. Owens	Executive Vice President
Lee T. Rydzeski	Secretary and Vice President
David A. Brewer	Chief Compliance Officer
Sloane W. Payne	Senior Vice President and Portfolio Manager
Peter J. Hunkel	Portfolio Manager
Mike B. Trigg	Senior Vice President and Portfolio Manager

WCM is a California corporation. It is owned and managed by its employees.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund's average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended October 31, 2017, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund's investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on March 7, 2017. The Investment Advisory Agreement was last approved by shareholders of the Fund on September 9, 2013. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund's assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund's assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser's ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser's contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund's business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60 days' written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of December 31, 2017, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of December 31, 2017, to the Trust's knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of December 31, 2017, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although the Trust is not asking shareholders to vote on the approval of WCM as subadviser to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of shareholders. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund's shareholders. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Shareholders also may revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund's shareholders.

The foregoing description of shareholder voting rights with respect to the Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders will fully describe the voting rights of shareholders and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC ("NFD"), an affiliate of NFA, acts as the Trust's principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC ("NFM"), an

indirect wholly owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide Financial"), provides various administrative and accounting services, including daily valuation of the Fund's shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of WCM, nor do any such Officers or Trustees own securities issued by WCM or have any other material direct or indirect interest in WCM.

The Trust will furnish, without charge, a copy of the Trust's most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.  Additional copies of the Information Statement may be obtained, without charge, by calling toll-free 800-848-0920.

By Order of the Board of Trustees of Nationwide Mutual Funds,

/s/ Eric E. Miller
Eric E. Miller, Secretary

January 31, 2018

EXHIBIT A

SUBADVISORY FEES

The annual subadvisory fee payable by NFA to WCM (as a percentage of the Fund's average daily net assets) is set forth in the following table:

Fund	Subadvisory Fee
Nationwide WCM Focused Small Cap Fund	0.45% on all subadvisory assets

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund's average daily net assets) as set forth in the following table:

Fund	Advisory Fees[1]
Nationwide WCM Focused Small Cap Fund	0.84% on assets up to $500 million; and 0.79% on assets of $500 million and more

1 NFA has agreed to share 100% of the savings it received from a reduction in subadvisory fees with the Fund's shareholders by waiving an amount from its investment advisory fee equal to such savings.  The advisory fee waiver agreement is in effect until May 1, 2019 and is renewable for successive one-year terms, and cannot be changed or terminated without the approval of the Board. In addition, amounts waived under the contractual fee waiver agreement are not subject to recoupment by NFA.
B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended October 31, 2017. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
Nationwide WCM Focused Small Cap Fund	$1,518,955
C-1

EXHIBIT D

OUTSTANDING SHARES

As of December 31, 2017, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
Nationwide WCM Focused Small Cap Fund – Class A	502,018.171
Nationwide WCM Focused Small Cap Fund – Class C	279,778.612
Nationwide WCM Focused Small Cap Fund – Class R6	2,133,729.240
Nationwide WCM Focused Small Cap Fund – Institutional Service Class	2,139,570.297
D-1

EXHIBIT E

5% SHAREHOLDERS

As of December 31, 2017, to the Trust's knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the "shares") of the Fund.

Account Holder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
Nationwide WCM Focused Small Cap Fund Class A
NATIONAL FINANCIAL SERVICES LLC JERSEY CITY, NJ 07310	213,322.602	42.49%
LPL FINANCIAL SAN DIEGO, CA 92121	78,478.363	15.63%
WELLS FARGO CLEARING SERVICES LLC SAINT LOUIS, MO 63103	37,639.694	7.50%
PERSHING LLC JERSEY CITY, NJ 07399	34,582.914	6.89%
Nationwide WCM Focused Small Cap Fund Class C
MERRILL LYNCH PIERCE FENNER & SMITH JACKSONVILLE, FL 32246	52,163.921	18.64%
RAYMOND JAMES & ASSOC INC ST PETERSBURG, FL 33716	44,913.752	16.05%
WELLS FARGO CLEARING SERVICES LLC SAINT LOUIS, MO 63103	43,376.864	15.50%
NATIONAL FINANCIAL SERVICES LLC JERSEY CITY, NJ 07310	26,959.814	9.64%
CHARLES SCHWAB & CO INC SAN FRANCISCO, CA 94105	25,457.560	9.10%
LPL FINANCIAL SAN DIEGO, CA 92121	22,739.999	8.13%
PERSHING LLC JERSEY CITY, NJ 07399	20,851.547	7.45%
Nationwide WCM Focused Small Cap Fund Class R6
SEI PRIVATE TRUST COMPANY OAKS, PA 19456	1,005,616.443	47.13%
SEI PRIVATE TRUST COMPANY OAKS, PA 19456	951,201.810	44.58%
Nationwide WCM Focused Small Cap Fund Institutional Service Class
MERRILL LYNCH PIERCE FENNER & SMITH JACKSONVILLE, FL 32246	822,644.152	38.45%
WELLS FARGO CLEARING SERVICES LLC SAINT LOUIS, MO 63103	498,928.821	23.32%
UBS WM USA WEEHAWKEN, NJ 07086	136,324.844	6.37%
CHARLES SCHWAB & CO INC SAN FRANCISCO, CA 94105	130,476.820	6.10%
NATIONAL FINANCIAL SERVICES LLC JERSEY CITY, NJ 07310	119,231.283	5.57%

E-1

LPL FINANCIAL SAN DIEGO, CA 92121	107,913.235	5.04%

E-2